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                                                                     EXHIBIT 8.1

                                LATHAM & WATKINS

                                Latham & Watkins
   BOSTON                       ATTORNEYS AT LAW                   NEW YORK
                                  WWW.LW.COM
  CHICAGO                                                      NORTHERN VIRGINIA

 FRANKFURT                        __________                     ORANGE COUNTY

  HAMBURG                                                          SAN DIEGO

 HONG KONG                                                       SAN FRANCISCO

  LONDON                                                         SILICON VALLEY

LOS ANGELES                                                        SINGAPORE

  MOSCOW                                                             TOKYO

NEW JERSEY                                                      WASHINGTON, D.C.

                                  July 6, 2001


Pan Pacific Retail Properties, Inc.
1631-B S. Melrose Drive
Vista, California  92083

         Re: Pan Pacific Retail Properties, Inc.

Ladies and Gentlemen:

         We have acted as tax counsel to Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), in connection with the filing on July 6, 2001 of a registration statement on Form S-3, under the Securities Act of 1933, as amended (the "1933 Act"), registering 1,126,522 shares of the Company's $.01 par value common stock, as amended as of the date hereof (the "Registration Statement").

         You have requested our opinion concerning certain of the federal income tax consequences to the Company in connection with the Company's election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent, have relied upon, certain representations made by the Company and the subsidiaries of the Company as to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). With respect to matters of Maryland law, we have, with your consent, relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, dated July 5, 2001.

         In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.


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LATHAM & WATKINS
  July 6, 2001
  Page 2


         Based upon on such facts, assumptions, and representations, it is our opinion that the statements set forth in the Registration Statement under the caption "Material Federal Income Tax Consequences" to the extent such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects

         No opinion is expressed as to any matter not discussed herein.

         This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

         This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                                 Very truly yours,

                                                 /s/  LATHAM & WATKINS